Exhibit 99.2

Since the most recent filing on Schedule 13D, the following transactions by Reporting Persons took place with respect to Pampa Shares:

Reporting Person	Date of Transaction	Pampa Shares Acquired/(Sold)	Pampa ADSs Acquired (Sold)	Price per Pampa Shares/ ADS (AR$ or USD)	Broker	Observations
Marcos Marcelo Mindlin	01-02-2025	(515,098)		AR$ 2.267.056.553	Cocos Capital
Marcos Marcelo Mindlin	01-03-2025	(28,764)		AR$ 126.534.590	Cocos Capital
Marcos Marcelo Mindlin	01-03-2025	(21,705)		AR$ 96.022.898	Cocos Capital
Marcos Marcelo Mindlin	01-03-2025	(224,951)		AR$ 997.060.511	Cocos Capital
Marcos Marcelo Mindlin	01-06-2025	(93,209)		AR$ 418.394.412	Cocos Capital
Marcos Marcelo Mindlin	01-08-2025	(495,187)		AR$ 2.237.174.190	Cocos Capital
Marcos Marcelo Mindlin	01-08-2025	(156.353)		AR$ 713.482.386	Cocos Capital
Marcos Marcelo Mindlin	04-23-2025	(717,491)		AR$ 2.666.235.079	Cocos Capital
Marcos Marcelo Mindlin	05-15-2025	(1,750,000)		AR$ 6.690.200.799	Latin Securities
Marcos Marcelo Mindlin	06-27-2025	1,284,030		AR$ 4.342.567.011	Allaria Ledesma
Marcos Marcelo Mindlin	09-18-2025	(9,150,000)		AR$ 32.424.169.203	Allaria Ledesma
Marcos Marcelo Mindlin	01-02-2025		(7,019)	USD 656.125,87	UBS
Marcos Marcelo Mindlin	01-02-2025		(17,294)	USD 1.634.396,69	UBS
Marcos Marcelo Mindlin	01-03-2025		(17,394)	USD 1.635.672,33	UBS
Marcos Marcelo Mindlin	01-06-2025		(1,342)	USD 128.054,73	UBS
Marcos Marcelo Mindlin	01-07-2025		(15,000)	USD 1.433.439,66	UBS
Marcos Marcelo Mindlin	01-21-2025		(260,000)	USD 22.786.400	BCP
Marcos Marcelo Mindlin	01-27-2025		(56,000)	USD 4.640.031	BCP
Marcos Marcelo Mindlin	02-07-2025		(50,000)	USD 4.270.881,26	BCP
Marcos Marcelo Mindlin	04-07-2025		12,535	USD 802.143,64	UBS
Marcos Marcelo Mindlin	04-07-2025		235	USD 15.027,75	UBS
Marcos Marcelo Mindlin	04-08-2025		50,000	USD 3.119.218,35	UBS
Marcos Marcelo Mindlin	04-08-2025		50,000	USD 3.033.390,67	UBS
Marcos Marcelo Mindlin	04-09-2025		348	USD 20.829,98	UBS
Marcos Marcelo Mindlin	04-14-2025		(13,957)	USD 1.120.626,69	UBS
Marcos Marcelo Mindlin	09-08-2025		50,000	USD 2.869.496,21	UBS
Marcos Marcelo Mindlin	09-08-2025		75,869	USD 4.363.984,88	UBS
Marcos Marcelo Mindlin	09-08-2025		49,131	USD 2.824.885,45	UBS
Marcos Marcelo Mindlin	09-18-2025		74,201	USD 4.156.541,84	UBS
Marcos Marcelo Mindlin	09-19-2025		1,292	USD 71.158,24	UBS
Marcos Marcelo Mindlin	11-07-2025	(1,505,500)		AR$ 7.484.215.156	Latin Securities
Marcos Marcelo Mindlin	11-10-2025	(950,000)		AR$ 4.857.345.405	Latin Securities
Marcos Marcelo Mindlin	11-11-2025	(685,000)		USD 2.443.005	Allaria Ledesma
Marcos Marcelo Mindlin	11-11-2025	(630,500)		AR$ 3.293.904.766	Latin Securities
Marcos Marcelo Mindlin	11-12-2025	(514,000)		AR$ 2.675.571.498	Latin Securities
Marcos Marcelo Mindlin	11-12-2025	(50,000)		USD 180.320	Allaria Ledesma
Marcos Marcelo Mindlin	11-13-2025	(81,975)		USD 294.405	Allaria Ledesma
Marcos Marcelo Mindlin	11-14-2025	(215,000)		USD 775.075	Allaria Ledesma
Marcos Marcelo Mindlin	11-17-2025	(250,000)		USD 901.098	Allaria Ledesma
Marcos Marcelo Mindlin	11-18-2025	(225,000)		USD 809.190	Allaria Ledesma
Marcos Marcelo Mindlin	11-19-2025	(275,000)		USD 996.702	Allaria Ledesma

Except as described above, no Reporting Persons have and, to the knowledge of the Reporting Persons, no persons otherwise identified in Item 2 have effected any transactions in the Pampa Shares or Pampa ADSs since the most recent filing on Schedule 13D.